Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-285198, 333-281291, 333-277360, 333-273802, 333-270522, 333-263638, 333-258865, 333-254320, 333-249884, 333-237406, 333-230559, and 333-224137) and Form S-3 (Nos. 333-291384, 333-278382, and 333-248971) of Cogent Biosciences, Inc. of our report dated February 17, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 17, 2026